JPMorgan Chase Financial Company LLC	April 2026
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated April 14, 2026
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of the underlying index on the first determination date is greater than or equal to the initial index value, for an early redemption payment that will correspond to a return of approximately 13.10% per annum. At maturity, if the securities have not previously automatically been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the stated principal amount of their investment plus the greater of (i) a return corresponding to approximately 13.10% per annum, or 26.20%, and (ii) a return reflecting 1-to-1 participation in the appreciation of the underlying index over the term of the securities. If the securities have not been automatically redeemed prior to maturity and the final index value is less than the initial index value but greater than or equal to 85% of the initial index value, which we refer to as the buffer threshold level, investors will receive the stated principal amount of their investment. If, however, the securities have not been automatically redeemed prior to maturity and the final index value is less than the buffer threshold level, investors will lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15% and will receive a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if the underlying index closes at or above the initial index value on the first determination date or the final determination date. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying index:	TOPIX® Index (Bloomberg ticker: TPX Index)
Aggregate principal amount:	$1,633,000
Automatic early redemption:	If, on the first determination date, the closing level of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the redemption date.
Early redemption payment:	The early redemption payment will be $1,131.00 (equal to the stated principal amount plus an amount in cash per security corresponding to a return of approximately 13.10% per annum). No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment per security as follows:
	• If the final index value is greater than or equal to the initial index value:	the greater of (i) the maturity redemption payment, which is an amount in cash corresponding to a return of approximately 13.10% per annum, or $1,262.00, and (ii) $1,000 + ($1,000 × index return).
	• If the final index value is less than the initial index value but greater than or equal to the buffer threshold level:	the stated principal amount
• If the final index value is less than the buffer threshold level:

($1,000 + [$1,000 × (index return + buffer amount) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Buffer amount:	15%
Downside factor:	1.17647
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 14, 2026
Original issue date (settlement date):	April 17, 2026
Maturity date*:	April 20, 2028
Agent:	J.P. Morgan Securities LLC (“JPMS”)
	Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$12.00(2)	$985.00
		$3.00(3)
Total	$1,633,000.00	$24,495.00	$1,608,505
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $12.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $3.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

The estimated value of the securities on the pricing date was $971.90 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Terms continued from previous page:

Buffer threshold level:	3,191.9795, which is 85% of the initial index value
Initial index value:	3,755.27, which is the closing level of the underlying index on the pricing date
Final index value:	The closing level of the underlying index on the final determination date
Index return:	(final index value – initial index value) / initial index value
Determination dates*:	April 28, 2027 and April 17, 2028 (the final determination date)
Redemption date*:	May 7, 2027
CUSIP/ISIN:	46660RZX5 / US46660RZX50
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a

Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

April 2026	Page 2

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Investment Summary

The Buffered Jump Securities with Auto-Callable Feature due April 20, 2028 Based on the Performance of the TOPIX® Index, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will correspond to a return of approximately 13.10% per annum of the stated principal amount per security. If the closing level of the underlying index is greater than or equal to the initial index value on the first determination date, the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final index value is greater than or equal to the initial index value, investors will receive at maturity, for each security, the greater of (i) the maturity redemption payment, which is an amount in cash corresponding to a return of approximately 13.10% per annum, or $1,262.00, and (ii) the stated principal amount plus an amount in cash that reflects 1-to-1 participation in the appreciation of the underlying index over the term of the securities. If the securities have not been automatically redeemed prior to maturity and the final index value is less than the initial index value but greater than or equal to 85% of the initial index value, which we refer to as the buffer threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final index value is less than the buffer threshold level, investors will lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15% and will receive a cash payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the index return plus the buffer amount times (iii) the downside factor, which will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying index is an “Index.”

Any values of the underlying index, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

April 2026	Page 3

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will correspond to a return of approximately 13.10% per annum of the stated principal amount per security if the closing level of the underlying index is greater than or equal to the initial index value on the first determination date. If the securities have not been automatically redeemed prior to maturity and if the final index value is greater than or equal to the initial index value, investors will receive at maturity, for each security, the greater of (i) the maturity redemption payment, which is an amount in cash corresponding to a return of approximately 13.10% per annum, or $1,262.00, and (ii) the stated principal amount plus an amount in cash that reflects 1-to-1 participation in the appreciation of the underlying index over the term of the securities. If the securities have not been automatically redeemed prior to maturity and the final index value is less than the initial index value but greater than or equal to 85% of the initial index value, which we refer to as the buffer threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final index value is less than the buffer threshold level, investors will lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15% and will receive a cash payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On the first determination date, the closing level of the underlying index is greater than or equal to the initial index value.

▪      The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 13.10% per annum. No further payments will be made on the securities once they have been redeemed.

▪      In this scenario, investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 2

The securities have not been previously automatically redeemed, the final index value is greater than or equal to the initial index value and investors receive the maturity redemption payment at maturity.

▪      The final index value is greater than the initial index value, but the final index value has increased by no more than 26.20% from the initial index value.

▪      At maturity, investors will receive a cash payment equal to the greater of (i) the maturity redemption payment and (ii) $1,000 plus an amount that reflects 1-to-1 participation in the appreciation of the underlying index.

▪      Therefore, the payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 13.10% per annum, or $1,262.00.

Scenario 3

The securities have not been previously automatically redeemed, the final index value is greater than or equal to the initial index value and investors receive a positive return that reflects 1-to-1 participation in the appreciation of the underlying index at maturity.

▪      The final index value is greater than the initial index value, and the final index value has increased by more than 26.20% from the initial index value.

▪      At maturity, investors will receive a cash payment equal to the greater of (i) the maturity redemption payment and (ii) $1,000 plus an amount that reflects 1-to-1 participation in the appreciation of the underlying index.

▪      Therefore, investors receive a payment at maturity of $1,000 plus a return reflecting 1-to-1 participation in the appreciation of the underlying index.

April 2026	Page 4

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Scenario 4

The securities have not been previously automatically redeemed and the final index value is less than the initial index value but greater than or equal to the buffer threshold level.

▪      The payment due at maturity will be the stated principal amount.

Scenario 5

The securities have not been previously automatically redeemed and the final index value is less than the buffer threshold level.

▪      The payment due at maturity will be calculated as follows, and investors will lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15%:

$1,000 + [$1,000 × (index return + buffer amount) × downside factor].

▪      Investors will lose some, and may lose all, of their principal in this scenario.

April 2026	Page 5

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing level of the underlying index and (2) the final index value of the underlying index.

Diagram #1: First Determination Date

First Determination Date

Compare the closing level of the underlying index against its initial index value.

Initial Index Value

Automatic Early Redemption

You will receive the early redemption payment.

The early redemption payment will correspond to a fixed return per annum.

No Automatic Early Redemption

Proceed to the next determination date.

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

April 2026	Page 6

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on the first determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or, if the securities have not been redeemed early, the amount payable at maturity will be determined on each determination date. The hypothetical initial index value of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of the underlying index. The actual initial index value is the closing level of the underlying index on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing levels of the underlying index, please see the historical information set forth under “TOPIX® Index Overview” in this document. The actual buffer threshold level, the early redemption payment and the maturity redemption payment is specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	100.00
Hypothetical buffer threshold level:	85.00, which is 85% of the hypothetical initial index value
Early redemption payment:	$1,131.00
Maturity redemption payment:	$1,262.00

In Example 1, the closing level of the underlying index is greater than or equal to the initial index value on the first determination date. Because the closing level of the underlying index is greater than or equal to the initial index value on the first determination date, the securities are automatically redeemed following the first determination date. In Examples 2, 3, 4 and 5, the closing level of the underlying index on the first determination date is less than the initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

April 2026	Page 7

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	TPX Index Closing Level	Payment (per Security)
1st Determination Date	110 (at or above initial index value)	$1,131.00
Final Determination Date	—	—

The securities are automatically redeemed following the first determination date as the closing level of the underlying index on the first determination date is at or above the initial index value. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,131.00 per security.

Example 2 — the securities are not automatically redeemed prior to maturity

Date	TPX Index Closing Level	Payment (per Security)
1st Determination Date	85 (below initial index value)	—
Final Determination Date	120 (above initial index value)	the greater of: (i) the maturity redemption payment of $1,262.00 and (ii) $1,000 + ($1,000 × index return) = $1,000 + ($1,000 × 20%) = $1,200.00

The securities are not automatically redeemed prior to maturity and the final index value is greater than the initial index value, but the final index value has increased by no more than 26.20% from the initial index value. At maturity, investors will receive a cash payment equal to the greater of (i) the maturity redemption payment of $1,262.00 and (ii) $1,000 plus an amount that represents 1-to-1 participation in the appreciation of the underlying index. Therefore, following the final determination date, you will receive the maturity redemption payment of 13.10% per annum, or $1,262.00, with respect to the final determination date.

Although the underlying index has appreciated only 20% from the initial index value, the total payment on the securities will be $1,262.00 per security.

April 2026	Page 8

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Example 3 — the securities are not automatically redeemed prior to maturity

Date	TPX Index Closing Level	Payment (per Security)
1st Determination Date	85 (below initial index value)	—
Final Determination Date	140 (above initial index value)	the greater of: (i) the maturity redemption payment of $1,262.00 and (ii) $1,000 + ($1,000 × index return) = $1,000 + ($1,000 × 40%) = $1,400.00

The securities are not automatically redeemed prior to maturity and the final index value is greater than the initial index value, but the final index value has increased by more than 26.20% from the initial index value. At maturity, investors will receive a cash payment equal to the greater of (i) the maturity redemption payment of $1,262.00 and (ii) $1,000 plus an amount that represents 1-to-1 participation in the appreciation of the underlying index. Therefore, following the final determination date, you will receive a cash payment of $1,400.00 at maturity.

Because the underlying index has appreciated 40% from the initial index value, the total payment on the securities will be $1,400.00 per security.

Example 4 — the securities are not automatically redeemed prior to maturity

Date	TPX Index Closing Level	Payment (per Security)
1st Determination Date	85 (below initial index value)	—
Final Determination Date	90 (above buffer threshold level)	$1,000.00

The securities are not automatically redeemed prior to maturity. The final index value is below the initial index level but greater than or equal to the buffer threshold level. Following the final determination date, you will receive the stated principal amount at maturity

The total payment on the securities is $1,000 per $1,000 stated principal amount security.

April 2026	Page 9

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Example 5 — the securities are not automatically redeemed prior to maturity

Date	TPX Index Closing Level	Payment (per Security)
1st Determination Date	95 (below initial index value)	—
Final Determination Date	50 (above buffer threshold level)	$588.2355

The securities are not automatically redeemed prior to maturity. The final index value is less than the buffer threshold level. As a result, you lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15.00%. Accordingly, you receive a cash payment at maturity calculated as follows:

$1,000 + [$1,000 × (index return + buffer amount) × downside factor]

= $1,000 + [$1,000 × (-50% + 15%) × 1.17647] = $588.2355

The total payment on the securities is $588.2355 per security, representing a significant loss on your initial investment.

Although the closing level of the underlying index may have been greater than or equal to the buffer threshold level throughout the term of the securities prior to the final determination date, because the final index value is less than the buffer threshold level, the investor will receive a payment at maturity that is less than the stated principal amount and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

April 2026	Page 10

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value is less than the buffer threshold level, you will lose 1.17647% of the stated principal amount for every 1% decline in the final index value from the initial index value beyond the buffer amount of 15%. In this case, your payment at maturity will be less than the stated principal amount and could be zero.
▪	If the securities are automatically redeemed prior to maturity, the appreciation potential of the securities is limited. If the securities are automatically redeemed prior to maturity, your potential gain on the securities will be limited to the fixed early redemption payment, regardless of any appreciation of the underlying index, which may be significant. You may receive a lower payment if the securities are automatically redeemed than you would have if you had invested directly in the underlying index.

In addition, if the securities are automatically redeemed prior to maturity, you will not benefit from the feature that provides you with a return at maturity equal to the greater of the return represented by the maturity redemption payment and the index return if the final underlier level is greater than the initial underlier level.  Because this feature does not apply if the securities are automatically redeemed prior to maturity, the early redemption payment may be significantly less than the payment at maturity for the same level of appreciation in the underlying index.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to

April 2026	Page 11

JPMorgan Chase Financial Company LLC

Buffered Jump Securities with Auto-Callable Feature due April 20, 2028

Based on the Performance of the TOPIX® Index
Principal at Risk Securities

allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial index value and the buffer threshold level and will determine the final index value and whether the closing level of the underlying index on the first determination date is below the initial index value and, if the securities have not been previously automatically redeemed, whether the final index value of the underlying index is below the buffer threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or

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our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing level of the underlying index. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value, which is the level at or above which the underlying index must close on the first determination date in order for you to receive an early redemption payment or, if the securities have not been previously automatically redeemed, on the final determination date in order for you to receive a positive return at maturity, and, as a result, the buffer threshold level, which is the level at or above which the underlying index must close on the final determination date in order for you to avoid being exposed to the negative performance of the underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing level of the underlying index on the determination dates and, accordingly, whether you will be entitled to an early redemption payment with respect to the first determination date and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid

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back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying index;
o	the time to maturity of the securities;
o	whether the final index value is expected to be less than the buffer threshold level;
o	the likelihood of an automatic early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying index;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying index trade and the correlation among those rates and the levels of the underlying index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Index

▪	Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index.

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▪	Adjustments to the underlying index could adversely affect the value of the securities. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in the underlying index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the underlying index are based, although any currency fluctuations could affect the performance of the underlying index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in the underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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TOPIX® Index Overview

The TOPIX® Index, also known as the Tokyo Stock Price Index, is a free float-adjusted market capitalization-weighted index of common stocks listed on the Tokyo Stock Exchange, Inc. covering an extensive portion of the Japanese stock market. For additional information about the TOPIX® Index, see the information set forth under “Equity Index Descriptions — The TOPIX® Index” in the accompanying underlying supplement.

Information as of market close on April 14, 2026:

Bloomberg Ticker Symbol:	TPX	52 Week High (on 2/27/2026):	3,938.68
Current Closing Level:	3,755.27	52 Week Low (on 4/14/2025):	2,488.51
52 Weeks Ago (on 4/14/2025):	2,488.51

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2021 through April 14, 2026. The closing level of the underlying index on April 14, 2026 was 3,755.27. The associated graph shows the closing levels of the underlying index for each day in the same period. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the final determination date. The payment of dividends on the stocks that constitute the underlying index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

TOPIX® Index	High	Low	Period End
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter	2,801.68	2,618.32	2,784.92
2025
First Quarter	2,815.47	2,658.73	2,658.73
Second Quarter	2,852.84	2,288.66	2,852.84
Third Quarter	3,187.02	2,811.72	3,137.60
Fourth Quarter	3,431.47	3,087.40	3,408.97

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TOPIX® Index	High	Low	Period End
2026
First Quarter	3,938.68	3,477.52	3,497.86
Second Quarter (through April 14, 2026)	3,775.30	3,611.67	3,755.27

TOPIX® Index Historical Performance – Daily Closing Levels* January 4, 2021 to April 14, 2026

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Source: Bloomberg

*The dotted line in the graph indicates the buffer threshold level, equal to 85% of the initial index value.

License Agreement. JPMorgan Chase & Co. or its affiliate expects to enter into an agreement with JPX Market Innovation & Research, Inc. (“JPXI”) (or to obtain a sublicense from an affiliate who has entered into a license agreement with JPXI) that would provide it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the TOPIX® Index, which is owned and published by JPXI, in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The TOPIX® Index — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than

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the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “TOPIX® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of

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the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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